EXHIBIT 4.10

AMENDMENT NO. 3 TO THE CREDIT AGREEMENT,

dated as of December 22, 2000,

among

CARLISLE FINANCE S.A.

as Borrower,

and

CERTAIN COMMERCIAL LENDING INSTITUTIONS,

as Lenders,

and

THE BANK OF NOVA SCOTIA

as Agent for the Lenders

AMENDMENT NO. 3 TO THE CREDIT AGREEMENT

THIS AMENDMENT NO. 3 TO THE CREDIT AGREEMENT, dated as of December 22, 2000 (this “Amendment”), among:

(a) CARLISLE FINANCE S.A., a corporation organized under the law of Luxembourg (the “Borrower”),

(b) SCOTIABANK EUROPE PLC (“Scotiabank Europe”),

(c) BARCLAYS BANK PLC (“Barclays”),

(d) FIRST UNION NATIONAL BANK (“First Union” and, together with Scotiabank Europe and Barclays, collectively, the “Lenders” and, individually, a “Lender”), and

(e) THE BANK OF NOVA SCOTIA, as agent and security trustee (the “Agent”) for the Lenders,

W I T N E S S E T H:

WHEREAS, the Borrower, Scotiabank Europe and the Agent have heretofore entered into a certain Credit Agreement, dated as of March 30, 2000 (as amended and in effect from time to time, the “Credit Agreement”); and

WHEREAS, the Borrower, the Lenders and the Agent now desire to amend the Credit Agreement in certain respects, as hereinafter provided; and

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in the Credit Agreement shall have such meanings when used in this Amendment.

ARTICLE II

AMENDMENTS

SECTION 2.1 New Definitions. The following new definitions shall be added to Appendix A of the Credit Agreement in the appropriate alphabetical locations:

“‘BTL’ shall mean Belize Telecommunications Limited, a company organized under the laws of the Republic of Belize.”

“‘BTL Acquisition’ shall mean, collectively, (a) the acquisition by the Group Parent, or one or more of its Subsidiaries, of common shares of BTL, representing 24% of the issued and outstanding capital stock of BTL, and (b) the Hewitson Walker Settlement, in each case for a consideration consisting solely of the BTL-related Dispositions.”

“‘BTL Pledge Agreement’ shall mean a pledge agreement, in form and substance satisfactory to the Agent, that provides for the creation of a first priority Lien over all of the capital stock of BTL held by the Group Companies, and which shall provide that such Lien shall terminate upon the receipt by the Securing Group Companies of dividend payments, paid in cash, in respect of such capital stock in an aggregate amount (when converted into United States dollars) equal to U.S.$11,000,000.

“‘BTL-related Dispositions’ shall mean the transfer of the Property described on Schedule A hereto by the owners specified on said Schedule pursuant to, and concurrently with, the BTL Acquisition.”

“‘Carlisle Staffing BVI’ shall mean Carlisle Staffing Limited, a company organized under the laws of the British Virgin Islands.”

“‘Hewitson Walker Consent’ shall mean the letter dated September 20, 2000 from the Agent to the Borrower and the U.K. Parent relating to the acquisition by the U.K. Parent of all of the capital stock of Carlisle Staffing BVI.”

“‘Hewitson Walker Debt’ shall mean the Indebtedness originally of the U.K. Parent (in a principal amount equal to £5,246,489) referred in paragraph (a) of the Hewitson Walker Consent.

“Hewitson Walker Settlement’ shall mean the satisfaction in full of all obligations of the U.K. Parent in respect of the Hewitson Walker Debt.”

SECTION 2.2 No Mandatory Prepayment From BTL-Related Dispositions. The following sentence shall be added at the end of the definition of “Net Disposition Proceeds” in Appendix A to the Credit Agreement:

“For the avoidance of doubt, the parties hereto confirm that there will be no Net Disposition Proceeds received by any Group Company in connection with the BTL Acquisition.”

SECTION 2.3 BTL as a Group Company. The definition of “Group Company” in Appendix A to the Credit Agreement shall be amended by adding the following at the end thereof:

“, provided that BTL and its Subsidiaries shall not be Group Companies.”

ARTICLE III

MODIFICATION OF CONSENT

SECTION 3.1 Extension of time to repay Hewitson Walker Debt. Each of the Lenders agrees that the requirement of the Hewitson Walker Consent that the Hewitson Walker Debt be repaid within 91 days after the date of incurrence thereof shall be waived, subject to the condition that the Hewitson Walker Settlement shall occur (or on the Hewitson Walker Debt be repaid) on or prior to March 31, 2001.

ARTICLE IV

CONDITIONS PRECEDENT

SECTION 4.1 Conditions to Effectiveness. The effectiveness of this Amendment shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 4.1.

SECTION 4.1.1. Amendment to Group Parent Guaranty. The Group Parent and each Group Company (other than the U.K. Guarantors and the U.S. Companies) shall have entered into an amendment to the Group Parent Guaranty in substantially the form of Exhibit A hereto.

SECTION 4.1.2. Amendment to U.K. Guaranty. The U.K. Parent and each of the U.K. Guarantors shall have entered into an amendment to the U.K. Guaranty in substantially the form of Exhibit B hereto.

SECTION 4.1.3. Amendment to U.S. Loan Agreement. The Borrower and the U.S. Parent shall have entered into an amendment to the U.S. Loan Agreement that modifies the definition of “Group Company” to provide that BTL and its Subsidiaries shall not be Group Companies.

SECTION 4.1.4. Pledge of Capital Stock of BTL. Each Group Company that holds any BTL shares shall have entered into the BTL Pledge Agreement, and the Agent shall have received each of the following:

(a) copies of the BTL Pledge Agreement, duly executed and delivered;

(b) evidence satisfactory to the Agent that the Lien over the capital stock of BTL intended to be created by the BTL Pledge Agreement shall have been duly perfected in accordance with the laws of Belize; and

(c) a legal opinion, in form and substance satisfactory to the Agent, from counsel in Belize satisfactory to the Agent, to the effect that the BTL Pledge Agreement has been duly executed and delivered by the parties thereto, that it constitutes a legal, valid and binding obligation of the parties thereto, and that the Lien intended to be created thereby has been duly created and perfected.

SECTION 4.1.5. Fairness Opinion. Each of the Lenders shall have received a copy of a fairness opinion with respect to the BTL Acquisition, in accordance with the rules of the Alternative Investment Market of the London Stock Exchange, provided by the Group Parent’s Nominated Advisor.

SECTION 4.1.6. Compliance with Warranties, No Default, etc. Both before and after giving effect to any Borrowing in connection with this Amendment the following statements shall be true and correct:

(a) the representations and warranties set forth in Article VI of the Credit Agreement (excluding, however, those contained in Section 6.7) shall be true and correct with the same effect as if then made (unless stated to relate solely to an early date, in which case such representations and warranties shall be true and correct as of such earlier date);

(b) except as disclosed by the Borrower to the Agent and the Lenders pursuant to Section 6.7 of the Credit Agreement

(i) no litigation, action, proceeding, arbitration or governmental investigation shall be pending or, to the knowledge of the Borrower, threatened against the Borrower or any of the Subsidiary Guarantors which might materially adversely affect the Borrower’s consolidated financial condition, operations, assets, business, revenues, properties or prospects or which purports to affect the legality, validity or enforceability of this Agreement, or any other Loan Document;

(ii) no development shall have occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section 6.7 of the Credit Agreement which might materially adversely affect the Borrower’s consolidated financial condition, operations, assets, business, revenues, properties or prospects; and

(c) no Default shall have then occurred and be continuing, and none of the Borrower, any other Group Company, or any of their respective Subsidiaries is in material violation of any law or governmental regulation or court order or decree.

SECTION 4.1.7. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Borrower or any of its Subsidiaries or any other Group Company shall be in satisfactory form and substance to the Agent and its counsel; and the Agent and its counsel shall have received all information, approvals, opinions, documents or instruments as the Agent or its counsel may have reasonably requested.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders and the Agent to enter into this Amendment, the Borrower hereby reaffirms, as of the date hereof (unless stated to relate solely to an early date, in which case such representations and warranties shall be true and correct as of such earlier date), its representations and warranties contained in Article VI of the Credit Agreement (except those contained in Section 6.7) and additionally represents and warrants unto the Agent and each Lender as set forth in this Article V.

SECTION 5.1 Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of this Amendment and each other Loan Document executed or to be executed by it in connection with this Amendment, and the execution, delivery and performance by each other Group Company of each Loan Document executed or to be executed by it in connection with this Amendment are within the Borrower’s and each such Group Company’s corporate powers, have been duly authorized by all necessary corporate action, and do not

(a) contravene the Borrower’s or any such Group Company’s Organic Documents;

(b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower or any such Group Company; or

(c) result in, or require the creation or imposition of, any Lien on any of the Group Company’s properties (other than Liens in favor of the Agent for the benefit of the Lenders).

SECTION 5.2 Governmental Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower or any other Group Company of this Amendment or any other Loan Document to be executed by it in connection with this Amendment.

SECTION 5.3 Validity, etc. This Amendment constitutes, and each other Loan Document executed by the Borrower in connection with this Amendment will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms; and each Loan Document executed pursuant hereto by each other Group Company will, on the due execution and delivery thereof by such Group Company, be the legal, valid and binding obligation of such Group Company enforceable in accordance with its terms.

ARTICLE VI

MISCELLANEOUS PROVISIONS

SECTION 6.1 Ratification of and References to the Credit Agreement. This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the Credit Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as amended hereby.

SECTION 6.2 Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

SECTION 6.3 Execution in Counterparts, Effectiveness, etc. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be executed by the Borrower and the Agent and be deemed to be an original and all of which shall constitute together but one and the same agreement. This Amendment shall become effective when counterparts hereof executed on behalf of the Borrower and each of the Lenders (or notice thereof satisfactory to the Agent) shall have been received by the Agent and notice thereof shall have been given by the Agent to the Borrower and each Lender.

SECTION 6.4 Governing Law; Entire Agreement. THIS AMENDMENT AND EACH OTHER LOAN DOCUMENT EXECUTED IN CONNECTION HEREWITH SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Amendment and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

CARLISLE FINANCE S.A.

By	/s/ DENNIS BOSJE
Name: Dennis Bosje
Title: Director

SCOTIABANK EUROPE PLC

By	/s/ PETER D.GIRLING
Name: Peter D.Girling
Title: Director

BARCLAYS BANK PLC

By	/s/ P.R.MAINPRIZE
Name: P.R.Mainprize
Title: Relationship Director

FIRST UNION NATIONAL BANK

By	/s/ DAWN P.WEISS
Name: Dawn P.Weiss
Title: Vice President

THE BANK OF NOVA SCOTIA, as Agent and Security Trustee

By	/s/ JOHN HEEDS
Name: John Heeds
Title: Managing Director

SCHEDULE A

BTL-related Dispositions

Property to be Transferred	Owner

101,000 ordinary shares of RCO Holdings, Inc.	Carlisle Holdings Limited

11,075,000 ordinary shares of Corporate Services Group plc	Carlisle Holdings Limited

782,000 ordinary shares of Professional Staff plc, represented by 782,000 American Depositary Shares	Carlisle Holdings Limited

300 ordinary shares of Daza Corporation (whose sole asset is 2,195,283 shares no par value of Consolidated Fruit Corporation (BVI) Limited)	Carlisle Holdings Limited

100 ordinary shares of Bearwood Holdings Limited	Carlisle Group plc

EXHIBIT A

AMENDMENT NO. 3 TO THE GROUP PARENT GUARANTY

THIS AMENDMENT NO. 3 TO THE GROUP PARENT GUARANTY, dated as of December 22, 2000 (this “Amendment”), among:

(a) CARLISLE HOLDINGS LIMITED (the “Group Parent”),

(b) CARLISLE HOLDINGS (BERMUDA) LIMITED,

(c) CARLISLE FINANCE & PARTICIPATIONS S.A.,

(d) KENARD INVESTMENTS LIMITED,

(e) TERTIAN HOLDINGS LIMITED,

(f) AAXIS HOLDINGS S.A.R.L.,

(g) RAPID REEF HOLDINGS LIMITED,

(h) AAXIS LIMITED,

(i) AAXIS INVESTMENTS LIMITED,

(j) AGAMI LIMITED,

(k) AAXIS INVESTMENTS S.A.R.L.,

(l) BLACKWOOD LIMITED,

(m) CARLISLE SERVICES LIMITED,,

(n) INDIGO SELECTION HOLDINGS PTY. LTD.,

(o) INDIGO SELECTION PTY. LTD.,

(p) CRISWOOD LIMITED,

(q) THE BANK OF NOVA SCOTIA, as agent and security trustee (in such capacity, together with its successors such capacity, the “Agent”),

W I T N E S S E T H:

WHEREAS, each of the parties hereto is party to a Group Parent Guaranty, dated as of March 30, 2000 (as amended and in effect from time to time, the “Group Parent Guaranty”); and

WHEREAS, the parties hereto wish to amend the Group Parent Guaranty in certain respects, as hereinafter provided; and

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in the Credit Agreement shall have such meanings when used in this Amendment.

ARTICLE II

AMENDMENTS

SECTION 2.1 New Definitions. The following new definitions shall be added to Appendix A of the Group Parent Guaranty in the appropriate alphabetical locations:

“‘BTL’ shall mean Belize Telecommunications Limited, a company organized under the laws of the Republic of Belize.”

“‘BTL Acquisition’ shall mean, collectively, (a) the acquisition by the Group Parent, or one or more of its Subsidiaries, of common shares of BTL, representing 24% of the issued and outstanding capital stock of BTL, and (b) the Hewitson Walker Settlement, in each case for a consideration consisting solely of the BTL-related Dispositions.”

“‘BTL-related Dispositions’ shall mean the transfer of the Property described on Schedule A hereto by the owners specified on said Schedule pursuant to, and concurrently with, the BTL Acquisition.”

“‘Carlisle Staffing BVI’ shall mean Carlisle Staffing Limited, a company organized under the laws of the British Virgin Islands.”

“‘Hewitson Walker Consent’ shall mean the letter dated September 20, 2000 from the Agent to the Borrower and the Group Parent relating to the acquisition by the U.K. Parent of all of the capital stock of Carlisle Staffing BVI.”

“‘Hewitson Walker Debt’ shall mean the Indebtedness originally of the U.K. Parent (in a principal amount equal to £5,246,489) referred in paragraph (a) of the Hewitson Walker Consent.

“Hewitson Walker Settlement’ shall mean the satisfaction in full of all obligations of the U.K. Parent in respect of the Hewitson Walker Debt.”

SECTION 2.2 Calculation of EBIT. The definition of “EBIT” in Appendix A to the Group Parent Guaranty shall be amended by as follows:

(a) by adding the following in clause (a) after the word “Associates”:	“(and, in the case of the calculation of the EBIT of the Group Parent, income or loss attributable to equity in BTL)”.

(b) by adding the following in clause (b) after the word “Associates”:	“(and, in the case of the calculation of the EBIT of the Group Parent, dividends received from BTL)”

SECTION 2.3 Definition of “Leverage Ratio.” The definition of “Leverage Ratio” in Appendix A to the Group Parent Guaranty shall be amended in its entirety to read as follows:

“‘Leverage Ratio’ means, as at any date, the ratio of:

(a) the aggregate amount of Financial Debt of the Group Parent and its Subsidiaries on such date (other than (x) Debt Incurred by the Belize Bank in the Ordinary Course of Business and (y) Financial Debt of BTL), to

(b) EBITDA of the Group Parent for the rolling Period ended on, or most recently ended prior to, such date (excluding, however, the EBITDA of BTL).”

SECTION 2.4 Definition of “Interest Coverage Ratio.” The definition of “Interest Coverage Ratio” in Appendix A to the Group Parent Guaranty shall be amended in its entirety to read as follows:

“‘Interest Coverage Ratio’ means, as at any date, for the Rolling Period ended on, or most recently ended prior to, such date, the ratio of:

(a) EBIT of the Group Parent for such Rolling Period (excluding any EBIT of BTL), to

(b) the sum of the following for such Rolling Period:

(i) Interest Expense of the Group Parent, excluding

(A) any Interest Expense of the Group Parent in respect of loan origination fees,

(B) any Interest Expense of the Group Parent in respect of the Group Companies’ self-insurance program,

(C) any Interest Expense of The Belize Bank Limited in respect of Debt Incurred by the Belize Bank in the Ordinary Course of Business,

(D) any Interest Expense of BTL, minus

(ii) any interest income of the Group Parent and its Subsidiaries for such Rolling Period (determined in accordance with GAAP), other than any interest income in respect of Debt Incurred by the Belize Bank in the Ordinary Course of Business and other than any interest income of BTL.”

SECTION 2.5 BTL-related Dispositions. Section 4.2.9 of the Group Parent Guaranty shall be amended by replacing the word “or” at the end of clause (b) with a comma, and adding the following new clause (d):

“, or (d) is a BTL-related Disposition.”

SECTION 2.6 BTL Acquisition. Section 4.2.5(f) of the Group Parent Guaranty shall be amended in its entirety to read as follows:

“(f) Investments consisting of Permitted Acquisitions and Investments consisting of capital stock of BTL acquired in the BTL Acquisition;”

In addition, the definition of “Group Company” in Appendix A to the Group Parent Guaranty shall be amended by adding the following at the end thereof:

“, provided that BTL and its Subsidiaries shall not be Group Companies.”

SECTION 2.7 Reinvestment of BTL Dividend Payments. Section 4.2.5 of the Group Parent Guaranty shall be amended by adding the following additional proviso at the end thereof:

“provided, further, that (notwithstanding clause (g) above) no Investments may be made by any Guarantor (other than Investments in any Security Group Company) with the proceeds of any dividend payments or other distributions made by BTL, until after the date on which the aggregate amount of such dividend payments that were made in cash to Securing Group Companies shall be equal (after being converted into United States dollars) to U.S.$11,000,000.”

ARTICLE III

MISCELLANEOUS PROVISIONS

SECTION 3.1 Ratification of and References to the Group Parent Guaranty. This Amendment shall be deemed to be an amendment to the Group Parent Guaranty, and the Group Parent Guaranty, as amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the Group Parent Guaranty in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Group Parent Guaranty as amended hereby.

SECTION 3.2 Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

SECTION 3.3 Execution in Counterparts, Effectiveness, etc. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be executed by the parties hereto and be deemed to be an original and all of which shall constitute together but one and the same agreement. This Amendment shall become effective when counterparts hereof executed on behalf of the parties hereto (or notice thereof satisfactory to the Agent) shall have been received by the Agent and notice thereof shall have been given by the Agent to the Borrower and each Lender.

SECTION 3.4 Governing Law; Entire Agreement. THIS AMENDMENT AND EACH OTHER LOAN DOCUMENT EXECUTED IN CONNECTION HEREWITH SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Amendment and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

CARLISLE HOLDINGS LIMITED

By
Name:
Title:

Executed as a DEED by:

CARLISLE HOLDINGS (BERMUDA) LIMITED

By
Name:
Title:

CARLISLE FINANCE & PARTICIPATIONS S.A.

By
Name:
Title:

Executed as a DEED by:

KENARD INVESTMENTS LIMITED

By
Name:
Title:

Executed as a DEED by:

TERTIAN HOLDINGS LIMITED

By
Name:
Title:

AAXIS HOLDINGS S.A.R.L.

By
Name:
Title:

Executed as a DEED by:

RAPID REEF HOLDINGS LIMITED

By
Name:
Title:

Executed as a DEED by:

AAXIS LIMITED

By
Name:
Title:

Executed as a DEED by:

AAXIS INVESTMENTS LIMITED

By
Name:
Title:

AGAMI LIMITED

By
Name:
Title:

AAXIS INVESTMENTS S.A.R.L.

By
Name:
Title:

BLACKWOOD LIMITED

By
Name:
Title:

CARLISLE SERVICES LIMITED

By
Name:
Title:

INDIGO SELECTION HOLDINGS PTY. LTD.

By
Name:
Title:

INDIGO SELECTION PTY. LTD.

By
Name:
Title:

THE BANK OF NOVA SCOTIA,
as Agent and Security Trustee

By
Name:
Title:

SCHEDULE A

BTL-related Dispositions

Property to be Transferred	Owner

101,000 ordinary shares of RCO Holdings, Inc.	Carlisle Holdings Limited

11,075,000 ordinary shares of Corporate Services Group plc	Carlisle Holdings Limited

782,000 ordinary shares of Professional Staff plc, represented by 782,000 American Depositary Shares	Carlisle Holdings Limited

300 ordinary shares of Daza Corporation (whose sole asset is 2,195,283 shares no par value of Consolidated Fruit Corporation (BVI) Limited)	Carlisle Holdings Limited

100 ordinary shares of Bearwood Holdings Limited	Carlisle Group plc

EXHIBIT B

AMENDMENT NO. 1 TO THE U.K. GUARANTY

THIS AMENDMENT NO. 1 TO THE U.K. GUARANTY, dated as of December 22, 2000 (this “Amendment”), among:

(a) CARLISLE GROUP PLC,

(b) the other Guarantors listed on the signature pages hereto, and

(c) THE BANK OF NOVA SCOTIA, as agent and security trustee (in such capacity, together with its successors such capacity, the “Agent”),

W I T N E S S E T H:

WHEREAS, each of the parties hereto is party to a U.K. Guaranty, dated as of March 30, 2000 (as amended and in effect from time to time, the “U.K. Guaranty”); and

WHEREAS, the parties hereto wish to amend the U.K. Guaranty in certain respects, as hereinafter provided; and

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in the Credit Agreement shall have such meanings when used in this Amendment.

ARTICLE II

AMENDMENTS

SECTION 2.1 New Definitions. The following new definitions shall be added to Appendix A of the U.K. Guaranty in the appropriate alphabetical locations:

“‘BTL’ shall mean Belize Telecommunications Limited, a company organized under the laws of the Republic of Belize.”

SECTION 2.2 Definition of “Group Company.” The definition of “Group Company” in Appendix A to the U.K. Guaranty shall be amended by adding the following at the end thereof:

“, provided that BTL and its Subsidiaries shall not be Group Companies.”

ARTICLE III

MISCELLANEOUS PROVISIONS

SECTION 3.1 Ratification of and References to the U.K. Guaranty. This Amendment shall be deemed to be an amendment to the U.K. Guaranty, and the U.K. Guaranty, as amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the U.K. Guaranty in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the U.K. Guaranty as amended hereby.

SECTION 3.2 Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

SECTION 3.3 Execution in Counterparts, Effectiveness, etc. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be executed by the parties hereto and be deemed to be an original and all of which shall constitute together but one and the same agreement. This Amendment shall become effective when counterparts hereof executed on behalf of the parties hereto (or notice thereof satisfactory to the Agent) shall have been received by the Agent and notice thereof shall have been given by the Agent to the Borrower and each Lender.

SECTION 3.4 Governing Law; Entire Agreement. THIS AMENDMENT AND EACH OTHER LOAN DOCUMENT EXECUTED IN CONNECTION HEREWITH SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Amendment and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

CARLISLE GROUP PLC

By
Name:
Title:

BMS LIMITED

By
Name:
Title:

LI HOLDINGS LIMITED

By
Name:
Title:

LI GROUP LIMITED

By
Name:
Title:

PILKINGTON CONTRACT CLEANING LIMITED

By
Name:
Title:

COASTLINE CLEANING COMPANY LIMITED

By
Name:
Title:

CARLISLE STAFFING SERVICES LIMITED

By
Name:
Title:

RECRUIT PLC

By
Name:
Title:

INDIGO SELECTION LIMITED

By
Name:
Title:

AGENCY COVER LIMITED

By
Name:
Title:

FIRST CALL EDUCATIONAL SERVICES LIMITED

By
Name:
Title:

BARKER PERSONNEL SERVICES LIMITED

By
Name:
Title:

ABACUS RECRUITMENT HOLDINGS LIMITED

By
Name:
Title:

ABACUS RECRUITMENT PLC

By
Name:
Title:

ABACUS RECRUITMENT SERVICES LIMITED

By
Name:
Title:

RYEDALE ASSOCIATES LIMITED

By
Name:
Title:

DELTA PERSONNEL LIMITED

By
Name:
Title:

SPARK RECRUITMENT LIMITED

By
Name:
Title:

CAPITOL GROUP PLC

By
Name:
Title:

CAPITOL SECURITY SERVICES LIMITED

By
Name:
Title:

AKITA SECURITY LIMITED

By
Name:
Title:

RETAIL PROTECTION SERVICES LIMITED

By
Name:
Title:

BOURNE SECURITY LIMITED

By
Name:
Title:

GUARD GROUP LIMITED

By
Name:
Title:

GUARD SERVICES LIMITED

By
Name:
Title:

TRACEDANCE LIMITED

By
Name:
Title:

SPECIALISTED INVESTIGATION SERVICES LIMITED

By
Name:
Title:

BEARWOOD HOLDINGS LIMITED

By
Name:
Title:

BEARWOOD CORPORATE SERVICES LIMITED

By
Name:
Title:

CARLISLE ACQUISITION FINANCE LIMITED

By
Name:
Title:

TATE APPOINTMENTS LIMITED

By
Name:
Title:

TATE SERVICES (BVI) LIMITED

By
Name:
Title:

CARLISLE NOMINEES LIMITED

By
Name:
Title:

PRESENT when the Common Seal of

CARLISLE SECURITY LIMITED

was affixed hereto:

PRESENT when the Common Seal of

PLATINUM SECURITY SERVICES LIMITED

was affixed hereto:

PRESENT when the Common Seal of

DELTA SECURITY LIMITED

was affixed hereto:

PRESENT when the Common Seal of

MONITORING SERVICES LIMITED

was affixed hereto:

PRESENT when the Common Seal of

RECRUIT CONSULTANTS LIMITED

was affixed hereto:

PRESENT when the Common Seal of

IRC EGLINTON RECRUITMENT LIMITED

was affixed hereto:

PRESENT when the Common Seal of

M&M KING LIMITED

was affixed hereto:

PRESENT when the Common Seal of

GLENTURKAN

was affixed hereto:

PRESENT when the Common Seal of

IRISH RECRUITMENT CONSULTANTS LIMITED

was affixed hereto:

THE BANK OF NOVA SCOTIA, as Agent and Security Trustee

By
Name: Title: